Exhibit 99.1

SPACEHAB, Inc.
12130 Highway 3, Bldg. 1
Webster, Texas 77598-1504
1.713.558.5000
fax: 1.713.558.5960
www.spacehab.com

FOR IMMEDIATE RELEASE

SPACEHAB RECEIVES EXTENSION FROM NASDAQ

Houston, Texas, April 4, 2007 — SPACEHAB, Incorporated (NASDAQ: SPAB), a leading provider of commercial space services, announced today that it has received notification from NASDAQ that the Company has been granted an additional 180-day period, or until October 1, 2007, to regain compliance with NASDAQ’s $1.00 per share minimum bid price requirement

NASDAQ Marketplace Rules require that the Company’s common stock bid price close at or above $1.00 per share for a minimum of ten consecutive trading days at any time prior to October 1, 2007. The Company currently meets all initial inclusion criteria for the NASDAQ Capital Market except the minimum bid price. Should SPACEHAB fail to remedy the bid price deficiency by the established deadline, NASDAQ will notify the Company that its securities will be delisted from the NASDAQ Capital Market and the Company will have the right to appeal such determination.

About SPACEHAB, Incorporated

Incorporated in 1984, SPACEHAB (www.spacehab.com) is a leading provider of commercial space products and services to NASA, international space agencies, Department of Defense, and private customers worldwide. The Company offers end-to-end space access solutions, space systems development, mission integration and pre-launch processing facilities and services, and large-scale government program support services. From securing a spaceflight opportunity and facilitating the integration of spacecraft and payloads for launch, to developing human habitats, supplying the International Space Station, and coordinating the transport and operation of cargo and experiments to and from orbit, SPACEHAB clearly demonstrates that “We Mean Business in Space.”

The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:
Eva-Marie deCardenas
Corporate Marketing and Communications
SPACEHAB, Inc.
713.558.5071
edecardenas@spacehab.com

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